Exhibit 13.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OJSC Rostelecom (the "Company") on Form 20-F for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 30, 2004

                                By:        /signed/    Dmitry Ye. Yerokhin
                                   ---------------------------------------------
                                                Dmitry Ye. Yerokhin
                                       Chairman of the Management Board and
                                   General Director (Chief Executive Officer) of
                                                    Rostelecom

Date: June 30, 2004

                                By:         /signed/   Alexander A. Lutsky
                                   ---------------------------------------------
                                                Alexander A. Lutsky
                                   Chief Accountant (Chief Financial Officer) of
                                                    Rostelecom